UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-53200 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Acquisition of the National Industrial Portfolio

On October 27, 2010, CB Richard Ellis Realty Trust (the “Company”), through a subsidiary of CBRE Operating Partnership, L.P., its operating partnership (“CBRE OP”), acquired six warehouse distribution centers in a portfolio of seven warehouse distribution centers (collectively, the “National Industrial Portfolio”), using the net proceeds from its current public offering, as detailed below.

Property and Market	Year Built	Tenant	Net Rentable Sq. Feet	Percentage Leased	Leased Expiration	Approximated Total Acquisition Cost
4701 Gold Spike Drive
Dallas, TX	2002	ConAgra Foods Packaged Foods, LLC	420,360	100%	04/2025	$20,000,000
1985 International Way
Cincinnati, OH	1998	McLane Foodservice, Inc.	189,400	100%	12/2013	$14,750,000
Tolleson Commerce Park II
Phoenix, AZ	1999	Menlo Logistics, Inc.; Docusafe of Phoenix, Inc.; Weber Distribution, LLC	217,422	47.3%; 30.6%; 22.1%	07/2011; 03/2017; 02/2012	$9,500,000
Rickenbacker II
Columbus, OH	1999	Excel, Inc	434,120	47.4%	12/2011	$8,750,000
Summit Distribution Center
Salt Lake City, UT	2001	Cummins Filtration, Inc.; Big O Development, LLC; Marko Product, Inc.	275,080	43.5%; 39.1%; 17.4%	03/2014; 11/2013; 01/2013	$12,500,000
3660 Deerpark Boulevard
Jacksonville, FL	2002	ConAgra Foods Packaged Foods, LLC	321,500	100%	07/2014	$15,750,000

Upon closing, the Company paid CBRE Advisors LLC, the Company’s investment advisor, a $1,224,000 acquisition fee. While the Company anticipates that the acquisition of the seventh property in the National Industrial Portfolio will close during the fourth quarter of 2010, the agreement to acquire the seventh property is subject to a number of contingencies and therefore there can be no assurances that this acquisition will occur.

Acquisition of Langenbach

On October 28, 2010, the Company, through its joint venture with subsidiaries of the Goodman Group (ASX: GMG) that seeks to invest in logistics focused warehouse/distribution properties in France, Belgium, the Netherlands, Luxembourg and Germany (the “European JV”), acquired Langenbach, located at 85416 Langenbach, Germany, a suburb of Munich, for approximately $23,339,643, exclusive of customary closing costs, using the net proceeds from its current public offering. Upon closing, the Company paid the investment advisor a $280,074 acquisition fee. Langenbach is a 225,106 square foot warehouse distribution center that was constructed in 2010 and is 100% leased to DSV Stuttgart GmbH & Co. KG (“DSV”) through July 2015. DSV provides transportation services and logistics solutions globally. The Company owns an 80% interest in the European JV.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

November 2, 2010	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer